UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2000

SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana 70058
(Address of principal executive offices) (Zip Code)

(504) 362-4321
(Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated October 20, 2000, as set forth in the page(s) attached hereto:

Item 7. Financial Statements and Exhibits

 (a)    Financial statements of business acquired.

        (1)    The audited combined balance sheets of International Snubbing Services, Inc., Southeast Australian Services Pty., Ltd. and Imperial Snubbing Services, Ltd. as of December 31, 1998 and 1999, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended, including the notes thereto, and the related report of KPMG LLP.

(b)    Pro forma financial information.

        (1)    Unaudited Pro Forma Condensed Consolidated Statement of Operations of Superior Energy Services, Inc. for the year ended December 31, 1999, including the notes thereto.

        (2)    Unaudited Pro Forma Condensed Consolidated Statement of Operations of Superior Energy Services, Inc. for the nine month period ended September 30, 2000, including the notes thereto.

        (3)    Unaudited Pro Forma Condensed Consolidated Balance Sheet of Superior Energy Services, Inc. for the nine month period ended September 30, 2000, including the notes thereto.

(c)    Exhibits.

        23.1    Consent of KPMG LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    SUPERIOR ENERGY SERVICES, INC.

                                                                    By:         /S/ ROBERT S. TAYLOR
                                                                             Robert S. Taylor
                                                                             Chief Financial Officer

Dated: December 28, 2000

Independent Auditors' Report

The Board of Directors
    International Snubbing Services, Inc.
    Southeast Australian Services Pty., Ltd.
    Imperial Snubbing Services, Ltd.:

We have audited the accompanying combined balance sheets of International Snubbing Services, Inc. (the Company), which includes the companies identified in note 1 to the combined financial statements, as of December 31, 1998 and 1999, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of International Snubbing Services, Inc. as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                                                                      KPMG LLP

New Orleans, Louisiana
December 12, 2000

INTERNATIONAL SNUBBING SERVICES, INC.
Combined Balance Sheets
December 31, 1998 and 1999 and September 30, 2000 (unaudited)
			September 30, 2000 (unaudited)

Assets	1998	1999
Current assets:
Cash and cash equivalents	$2,416,431	1,556,829	4,273,275
Accounts receivable	656,954	3,165,444	2,384,619
Prepaid and other current assets	2,021	48,001	9,489

Total current assets	3,075,406	4,770,274	6,667,383

Property and equipment, net	2,849,199	3,958,010	4,534,483
Other assets	148,236	152,271	4,011

	$6,072,841	8,880,555	11,205,877

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$834,638	950,984	1,612,563
Unearned revenue	-	-	774,823
Income taxes payable	156,667	300,829	269,379
Line of credit	-	173,000	-
Due to affiliates	-	600,000	-

Total current liabilities	991,305	2,024,813	2,656,765

Other long-term liabilities	27,062	40,953	264,232

Stockholders' equity:
Common stock	125,020	125,020	125,020
Additional paid-in capital	95,000	95,000	991,777
Retained earnings	4,770,351	6,496,629	7,039,160
Accumulated comprehensive income -
currency translation adjustments	64,103	98,140	128,923

Total stockholders' equity	5,054,474	6,814,789	8,284,880

Commitments and contingencies

	$6,072,841	8,880,555	11,205,877

See accompanying notes to combined financial statements.

INTERNATIONAL SNUBBING SERVICES, INC.
Combined Statements of Operations

	For the Years Ended December 31,		For the Nine Months Ended September 30,

	1998	1999	1999	2000
			(unaudited)

Revenues	$7,786,708	11,806,237	8,051,038	15,205,823

Costs and expenses:
Costs of services	4,768,201	6,525,493	4,733,058	9,395,756
Depreciation and amortization	571,427	713,355	532,837	695,738
General and administrative	1,121,952	2,305,190	935,688	1,741,479

Total costs and expenses	6,461,580	9,544,038	6,201,583	11,832,973

Income from operations	1,325,128	2,262,199	1,849,455	3,372,850

Other income (expense):
Interest expense	-	(2,563)	-	(13,851)
Interest income	178,706	74,021	113,786	96,957
Other income (expense)	35,866	(28,509)	(32,375)	78,109

Income before income taxes	1,539,700	2,305,148	1,930,866	3,534,065

Income taxes	303,637	253,431	103,162	629,385

Net income	$1,236,063	2,051,717	1,827,704	2,904,680

Income as adjusted for income basis
(unaudited):
Income before income taxes as above	1,539,700	2,305,148	1,930,866	3,534,065
Proforma income tax expense (1)	585,086	875,956	733,729	1,342,944

Net income as adjusted for	$954,614	1,429,192	1,197,137	2,191,121
income taxes

(1)     As described in Note 1, no previous income taxes are included in the combined statements of operations for International Snubbing Services, Inc. and Imperial Snubbing Services, Ltd. as such taxes are the responsibility of the individual stockholders. Proforma income tax expense and net income as adjusted for income taxes is shown above in order to reflect the impact of income taxes as if paid by the Companies.

See accompanying notes to combined financial statements.

INTERNATIONAL SNUBBING SERVICES, INC.
Combined Statements of Changes in Stockholders' Equity
Years ended December 31, 1998 and 1999 and the Nine Months Ended September 30, 2000 (unaudited)

			Additional		Accumulated
	Common stock		paid-in	Retained	comprehensive
	Shares	Amount	capital	earnings	income	Total

Balance at December 31, 1997	1,103	$125,020	95,000	3,676,224	69,211	3,965,455

Distributions	-	-	-	(141,936)	-	(141,936)

Comprehensive income:
Net income	-	-	-	1,236,063	-	1,236,063
Translation adjustment	-	-	-	-	(5,108)	(5,108)
Total comprehensive
income	-	-	-	-	-	1,230,955

Balance at December 31, 1998	1,103	125,020	95,000	4,770,351	64,103	5,054,474

Distributions	-	-	-	(325,439)	-	(325,439)

Comprehensive income:
Net income	-	-	-	2,051,717	-	2,051,717
Translation adjustment	-	-	-	-	34,037	34,037
Total comprehensive
income	-	-	-	-	-	2,085,754

Balance at December 31, 1999	1,103	125,020	95,000	6,496,629	98,140	6,814,789

Distributions	-	-	-	(2,362,149)	-	(2,362,149)

Contributions	-	-	896,777	-	-	896,777

Comprehensive income:
Net income	-	-	-	2,904,680	-	2,904,680
Translation adjustment	-	-	-	-	30,783	30,783
Total comprehensive
income	-	-	-	-	-	2,935,463

Balance at September 30, 2000
(unaudited)	1,103	$125,020	991,777	7,039,160	128,923	8,284,880

See accompanying notes to combined financial statements.

INTERNATIONAL SNUBBING SERVICES, INC.
Combined Statement of Cash Flows
	For the Years Ended December 31,		For the Nine Months Ended September 30,

	1998	1999	1999	2000
			(unaudited)
Cash flows from operating activities:
Net income	$1,236,063	2,051,717	1,827,704	2,904,680
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	571,427	713,355	532,837	695,738
(Gain) loss on disposition of assets	(10,412)	-	-	162,076
Changes in operating assets and liabilities:
Accounts receivable	465,182	(2,494,149)	(2,159,350)	780,825
Prepaid and other current assets	3,606	(46,026)	(147,645)	38,512
Other assets	(295,169)	(52,867)	127,572	148,260
Accounts payable and accrued expenses	501,415	168,197	(196,746)	661,579
Unearned revenue	-	-	-	774,823
Other Long Term Liabilities	-	(3,373)	50,193	223,279
Income taxes payable	192,945	140,743	230,446	(31,450)

Net cash provided by operating activities	2,665,057	477,597	265,011	6,358,322

Cash flows from investing activities:
Proceeds from sale of property and equipment	20,620	-	-	-
Payments for purchases of property and equipment	(1,244,194)	(1,826,190)	(1,532,653)	(1,333,916)

Net cash used in investing activities	(1,223,574)	(1,826,190)	(1,532,653)	(1,333,916)

Cash flows from financing activities:
Proceeds from line of credit - net	-	193,002	-	(173,000)
Borrowings from and repayments to affiliates	-	600,000	-	(600,000)
Contributions	-	-	-	896,777
Distributions	(141,936)	(325,439)	(310,514)	(2,362,149)
Bank overdraft	(132,710)	-	-	-

	Net cash provided by (used in) financing
activities	(274,646)	467,563	(310,514)	(2,238,372)

Foreign currency exchange	(59,191)	21,428	31,509	(69,588)

Net (decrease) increase in cash	1,107,646	(859,602)	(1,546,647)	2,716,446

Cash and cash equivalents at beginning of year	1,308,785	2,416,431	2,416,431	1,556,829

Cash and cash equivalents at end of year	$2,416,431	1,556,829	869,784	4,273,275

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-	2,563

Cash paid during the year for taxes	$122,602	114,794

See accompanying notes to combined financial statements.

INTERNATIONAL SNUBBING SERVICES, INC.
Notes to Combined Financial Statements
December 31, 1998 and 1999

(1) Organization and Summary of Significant Accounting Policies

(a) Organization

The combined financial statements include the accounts of a group of companies, which are controlled through common ownership by one person who either directly or indirectly owns 85%, 90% and 66% of the outstanding common stock of each of the three companies. Each of the Companies (collectively referred to herein as International Snubbing Services, Inc. or the Company) included in the combined financial statements is a provider of well services, including hydraulic workover, drilling and well control services. The Company has a fleet of 11 hydraulic workover and drilling units and related equipment for its drilling and well service operations. The Company is headquartered in Louisiana with operations in Australia and Trinidad.

(b) Basis of Presentation

The combined financial statements include the accounts of International Snubbing Services, Inc., Southeast Australian Services Pty., Ltd. and Imperial Snubbing Services, Ltd. All significant intercompany accounts and transactions are eliminated in the combined financial statements.

(c) Unaudited Interim Financial Information

The unaudited interim financial information includes all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations of the Company.

(d) Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(e) Property and Equipment

Property and equipment is carried at cost. Depreciation is computed using the straight-line method based on the following estimated useful lives:
Estimated useful lives

Leasehold improvements	40 years
Machinery and equipment	3 - 7 years
Furniture and fixtures	7 years

The Company assesses impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(f) Revenue Recognition

The Company contracts its services on a day rate basis, therefore, the revenue is recognized as the services are provided. Advance payments from customers are recorded as unearned revenue.

(g) Income Taxes

International Snubbing Services, Inc. and Imperial Snubbing Services, Ltd. with the consent of their stockholders, have elected under applicable tax codes not to be taxed as corporations but to have their respective income taxed to the individual stockholders. Therefore, no provision for federal, state or foreign income taxes has been made in the accompanying combined financial statements for these entities. Annual distributions to stockholders from these companies were $141,936 and $325,439 in 1998 and 1999, respectively.

Southeast Australian Services Pty., Ltd. is taxed as a corporation. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(h) Foreign Currency Translation

The Company uses local currencies as the functional currency for operations in Australia and Trinidad. Local currency assets and liabilities for these operations are translated at current exchange rates and the resulting translation adjustments are accumulated as a separate component of accumulated comprehensive income until realized.

(i) Cash Equivalents

The Company considers all short-term deposits with a maturity of ninety days or less to be cash equivalents.

(2) Concentration of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash, certificates of deposit and trade accounts receivable. The Company places cash with high quality financial institutions.

A part of the Company's business is conducted with major oil and gas exploration companies with operations in the Gulf of Mexico. Additionally, the Company services oil and gas exploration companies in Trinidad and Australia. The Company continually evaluates the financial strength of their customers but does not require collateral to support the customer receivables. The Company had the following customers, which individually comprised over 10% of the combined Company's revenue for the years ended December 31, 1998 and 1999:
	1998	1999	Geographic segment

Chevron	*	33%	United States
ESSO	40%	34%	Australia
Apache	10%	*	Australia
BP/Amoco	35%	24%	Trinidad
Mora Oil	15%	*	Trinidad

* less than 10%

The nature of the Company's business is such that the individual customers which are significant to the Company's revenue will not necessarily be the same from year to year. The inability to continue to service these customers, if not offset by sales to new customers, could have a material adverse effect on the Company's business and financial condition.

(3) Property and Equipment

A summary of property and equipment at December 31, 1998 and 1999 follows:

	1998	1999

Land	$5,000	5,000
Leasehold improvements	240,419	244,583
Machinery and equipment	2,893,270	5,084,990
Furniture and fixtures	55,299	69,034
Work in progress	784,336	401,809

	3,978,324	5,805,416

Less accumulated depreciation	(1,129,125)	(1,847,406)

Net property and equipment	$2,849,199	3,958,010

(4) Income Taxes

As discussed in Note 1, income taxes are provided for Southeast Australian Services Pty., Ltd. only. As a result, the Company's income tax expense for the years ended December 31, 1998 and 1999 is comprised of foreign tax of $303,637 and $253,431, respectively. The components of income before income taxes were taxed under the following jurisdictions:
	1998	1999
Domestic	$(1,913,942)	(239,785)
Foreign	3,453,642	2,544,933

	$1,539,700	2,305,148

Income tax expense differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as follows:
	1998	1999
Computed expected tax expense	$523,498	783,750
Increase (decrease) resulting from:
Effect of foreign operations
	34,574	(143,096)
Nontaxable status of two entities	(304,641)	(443,693)

	253,431	193,961

No deferred taxes have been provided as differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases are immaterial.

(5) Line of Credit

The Company has a $500,000 revolving line of credit with a bank. The line of credit accrues interest at prime (8.25% at December 31, 1999) and is collateralized by the Company's domestic trade accounts receivable.

(6) Stockholders' Equity

A summary of stockholders' equity, by entity, at December 31, 1999 follows:

	Common Stock		Additional paid-in capital
	Shares	Amount
International Snubbing Services, Inc.	100	$125,000	95,000
Southeast Australian Services Pty., Ltd.	3	2	-
Imperial Snubbing Services, Ltd.	1,000	18	-

	1,103	$125,020	95,000

(7) Related Party Transactions

The Company has $600,000 due to an affiliated entity for contract labor, management and operational services provided to the Company. The amount accrues interest at 7% annually, with no specified maturity.

The Company leases facilities from an owner on a monthly basis. Rent expense related to these facilities was $18,000 for the years ended December 31, 1998 and 1999.

(8) Geographic Segment Information

The Company operates principally in one operating segment, however, business is conducted in domestic and international locations.

The accounting policies of the geographic segments are the same as those described in Note 1 to the combined financial statements. Geographic operating profit is based on operating revenues less direct expenses, selling, general and administrative costs and special charges applicable to the legal entity located in the respective country. Segment assets are those assets used exclusively in the operations of each geographic segment or which are allocated when used jointly.

	For the Years Ended December 31,		For the Nine Months Ended September 30,
			(unaudited)
	1998	1999	1999	2000
Operating revenues:
United States	$-	4,818,859	3,473,879	8,135,817
Australia	4,560,504	4,531,703	3,234,710	4,700,854
Trinidad	3,226,204	2,455,675	1,342,449	2,369,152

	$7,786,708	11,806,237	8,051,038	15,205,823

	1998	1999
Long-lived assets:
United States	$2,336,433	3,572,168
Australia	231,172	198,305
Trinidad	281,594	187,537

	$2,849,199	3,958,010

(9) Commitments

The Company leases equipment from third parties as needed. The leases are accounted for as operating leases and are from month to month. Rent expense for the years ended December 31, 1998 and 1999, exclusive of related party rental discussed in Note 6, was approximately $1,065,000 and $1,544,000, respectively.

From time to time, the Company is involved in litigation arising out of operations in the normal course of business. In management's opinion, the Company is not involved in any litigation, the outcome of which would have a material effect on the financial position, results of operations or liquidity of the Company.

(10) Subsequent Event

On October 18, 2000, all of the outstanding common stock of the Company was acquired by Superior Energy Services, Inc. for approximately $17.6 million in cash.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    On October 18, 2000, Superior Energy Services, Inc. acquired International Snubbing Services, Inc., Imperial Snubbing Services, Ltd. and Southeast Australian Services Pty., Ltd. (collectively ISS) for approximately $17.6 million in cash, of which $14.3 million of the purchase price was allocated to the net assets and the excess purchase price of approximately $3.3 million over the fair value of net assets was recorded as goodwill.

    The following unaudited pro forma condensed financial information has been prepared by management utilizing the historical financial statements of Superior Energy Services, Inc. ("Superior"), HB Rentals, L.C. ("HB") through June 21, 2000, ISS through October 18, 2000, Production Management Companies, Inc. (PMI) through November 1, 1999 and Pre-merger Superior through July 15, 1999. Adjustments have been made to reflect the financial impact of purchase accounting and other items had (a) the acquisition of ISS (the "ISS Acquisition"), (b) the acquisition of HB Rentals, Inc. (the "HB Acquisition") (c) the acquisition of Production Management Companies, Inc. (the "PMI Acquisition") and (d) the merger of Superior Cardinal Acquisition Company, Inc. with and into Cardinal Holding Corp. (the "Merger") all taken place on January 1, 1999 and January 1, 2000 with respect to operating data, and September 30, 2000 with respect to the balance sheet data. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the companies believes reasonable under the circumstances.

    The unaudited pro forma condensed financial information is for comparative purposes only and does not purport to be indicative of the results which would actually have been obtained had the acquisitions been effected on the pro forma dates, or of the results which may be obtained in the future. The unaudited pro forma condensed financial information in the opinion of management reflects all adjustments necessary to present fairly the data for such periods.

Superior Energy Services, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations For the year ended December 31, 1999 (in thousands, except per share data)

	Historical	Pre merger	Pre-Acquisition	Pre-Acquisition	Pre-Acquisition
	Superior	Superior	PMI	HB	ISS		Adjustments	Pro Forma
		1/1/99 to 7/15/99	1/1/99 to 10/31/99	1/1/99 to 12/31/99	1/1/99 to 12/31/99

Revenues	113,076	34,035	44,323	10,731	11,806	A	(122)	213,849

Costs and expenses:
Costs of services	67,364	13,579	39,480	5,601	6,526	A	(122)	132,428
Depreciation and amortization	12,625	4,135	1,058	2,185	713	B	728	21,444
General and administrative	23,071	13,146	2,941	2,790	2,333			44,281

Total costs and expenses	103,060	30,860	43,479	10,576	9,572			198,153

Income from operations	10,016	3,175	844	155	2,234			15,696

Other income (expense):
Interest expense	(12,969)	(691)	(624)	(921)	(3)	C	(51)	(15,259)
Interest income	308	-	-	-	74			382

Income (loss) before income taxes	(2,645)	2,484	220	(766)	2,305			819

Provision for income taxes	(611)	399	49	(132)	253	D	353	311

Income (loss) before extraordinary losses	(2,034)	2,085	171	(634)	2,052			508

Net income per common
share and common share
equivalent	$ (0.11)							$ 0.01

Basic Weighted average shares outstanding	31,131							59,730

Net income per common
share and common share
equivalent	$ (0.11)							$ 0.01

Diluted Weighted average shares outstanding	31,131							59,987

(A)     To record the elimination of intercompany transactions.

(B)     In the Merger, Superior exchanged approximately 30 million shares of Superior common stock for 100% of the outstanding stock of Cardinal. The valuation of Superior's net assets were based upon the approximate 28.8 million shares of Superior Common Stock outstanding prior to the merger times the trading price of $3.78 at the time of negotiation of the Merger, plus additional capitalized costs of approximately $3 million related to the Cardinal merger costs for professional fees net of $2 million in Superior merger costs. Superior's historical book basis for its property and equipment was considered to be its fair market value. This valuation reflects excess purchase price of $31.6 million, over the fair value of net assets, which has been recorded as goodwill.

In the PMI Acquisition, Superior acquired PMI for aggregate consideration of $3 million in cash and 610,000 shares of Superior's common stock at the trading price of $5.66 at the time of negotiation of the Merger. The purchase price allocated to net assets was $3.5 million, and the excess purchase price of approximately $3 million, over the fair value of net assets, was recorded as goodwill.

In the HB Acquisition, Superior acquired HB for aggregate consideration of $7 million in cash of which $1.3 million of the purchase price was allocated to net assets, and the excess purchase price of approximately $5.7 million, over the fair value of net assets, was recorded as goodwill.

In the ISS Acquisition, Superior acquired ISS for an aggregate consideration of $17.6 million in cash of which $14.3 million of the purchase price was allocated to net assets, and the excess purchase price of approximately $3.3 million, over the fair value of net assets, was recorded as goodwill.

This adjustment reflects the increase in amortization as a result of goodwill, described above, amortized over 30 years, non-compete agreements of approximately $1 million entered into as a result of the Merger amortized over 4 years and depreciation adjustments as a result of the revaluation of the HB and ISS property, plant and equipment to fair market value as follows:

Additional goodwill amortization from the Merger	$ 565
Amortization of non-competes	121
Additional goodwill amortization from the PMI Acquisition	80
Additional goodwill amortization from the HB Acquisition	192
Depreciation adjustment from the HB Acquisition	(840)
Additional goodwill amortization from the ISS Acquisition	110
Depreciation adjustment from the ISS Acquisition	500

$ 728

(C)     To record the net increase in interest expense resulting from a $55 million equity contribution to Cardinal, used to pay down debt, net with $10 million in additional debt incurred for the acquisition of PMI and $17.6 million in additional debt incurred for the acquisition of ISS. The reduction in interest expense due to the equity contribution uses Cardinal's borrowing rate of 8.12%, the increase due to the debt incurred for the acquisition of PMI uses Superior's then outstanding borrowing rate of 9.28% and the increase due to the debt incurred for the acquisition of ISS uses Superior's then outstanding borrowing rate of 9.00%. No additional debt was incurred for the HB Acquisition.  The adjustment is calculated as follows:

Interest expense adjustment for Cardinal debt repayment	$(2,301)
Interest expense adjustment for PMI Acquisition	773
Interest expense adjustment for ISS Acquisition	1,579

$51

(D)     To adjust the provision for income taxes to give effect to the Merger, PMI Acquisition, HB Acquisition and ISS Acquisition at an effective rate of 38%.

Superior Energy Services, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations For the nine months ended September 30, 2000 (in thousands, except per share data)

	Historical	Pre-Acquisition	Pre-Acquisition
	Superior	HB	ISS		Adjustments	Pro Forma
		1/1/00 to 6/21/00	1/1/00 to 10/18/00

Revenues	176,117	6,185	15,206			197,508

Costs and expenses:
Costs of services	101,896	3,376	9,396			114,668
Depreciation and amortization	15,974	1,047	696	B	134	17,851
General and administrative	30,826	1,734	1,663			34,223

Total costs and expenses	148,696	6,157	11,755			166,742

Income from operations	27,421	28	3,451			30,766

Other income (expense):
Interest expense	(9,133)	(356)	(14)	C	(1,187)	(10,690)
Interest income	1,395	-	97			1,492

Income (loss) before income taxes	19,683	(328)	3,534			21,568

Income taxes	8,267	53	629	D	110	9,059

Net income	11,416	(381)	2,905			12,509

Net income per common
share and common share
equivalent	$ 0.18					$ 0.20

Basic Weighted average shares outstanding	64,052					64,052

Net income per common
share and common share
equivalent	$ 0.18					$ 0.19

Diluted Weighted average shares outstanding	64,972					64,972

Superior Energy Services, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet September 30, 2000 (in thousands, except share data)

	Historical	Pre-Acquisition
	Superior	ISS			Pro Forma
	09/30/2000	09/30/2000		Adjustments	09/30/2000
ASSETS

Current assets:
Cash and cash equivalents	$ 1,153	$ 4,273			$ 5,426
Accounts receivable - net	65,304	2,385			67,689
Deferred tax asset	1,437	-			1,437
Prepaid insurance and other	5,764	10			5,774

Total current assets	73,658	6,668			80,326

Property, plant and equipment - net	182,104	4,534	A	6,000	192,638

Notes receivable	18,928	-			18,928

Goodwill - net	91,501	-	A	3,299	94,800

Other assets - net	4,158	4			4,162

Total assets	$ 370,349	$ 11,206			$ 390,854

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,737	$ 1,613			$ 16,350
Accrued expenses	14,923	-			14,923
Income taxes payable	6,654	269			6,923
Current maturities of long-term debt	3,268	-			3,268
Unearned revenue	-	775			775

Total current liabilities	39,582	2,921			42,239

Deferred income taxes	13,345	-			13,345
Long-term debt	118,187	-	A	17,584	135,771
Other long-term liabilities	-	264			264
Stockholders' equity:
Preferred stock of $.01 par value. Authorized,
5,000,000 shares; none issued	-	-			-
Common stock of $.001 par value. Authorized,
125,000,000 shares; issued, 67,779,273	68	125	A	(125)	68
Additional paid in capital	315,258	992	A	(992)	315,258
Accumulated deficit	(116,091)	7,039	A	(7,039)	(116,091)
Accumulated comprehensive income-
currency translation adjustments	-	129	A	(129)	-

Total stockholders' equity	199,235	8,285			199,235

Total liabilities and stockholders' equity	$ 370,349	$ 11,206			$ 390,854

(A)    On October 18, 2000, Superior acquired ISS for an aggregate consideration of $17.6 million in cash of which $14.3 million of the purchase price was allocated to net assets, and the excess purchase price of approximately $3.3 million, over the fair value of net assets, was recorded as goodwill.

(B)     On June 21, 2000, Superior acquired HB for an aggregate consideration of $7 million in available cash, of which $1.3 million of the purchase price was allocated to net assets, and the excess purchase price of approximately $5.7 million, over the fair value of net assets, was recorded as goodwill.

    This adjustment reflects the increase in amortization as a result of goodwill, described above, amortized over 30 years and depreciation adjustments as a result of the revaluation of the HB and ISS property, plant and equipment to fair market value as follows:

Additional goodwill amortization from the HB Acquisition	$ 96
Depreciation adjustment from the HB Acquisition	(420)
Additional goodwill amortization from the ISS Acquisition	83
Depreciation adjustment from the ISS Acquisition	375

$ 134

(C)     To adjust interest expense for the additional $17.6 million in debt associated with acquiring ISS at an effective 9% interest rate.

(D)     To adjust the provision for income taxes to give effect to the HB Acquisition and the ISS Acquisition at an effective rate of 42%.